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Exhibit 10.6

PROMISSORY NOTE
SECURED BY DEED OF TRUST

$2,508,000	Irvine, California December 11, 2001

        FOR VALUE RECEIVED, the undersigned, MICHAEL A. MUSSALLEM ("Employee") and LINDA J. MUSSALLEM, husband and wife (collectively, the "Borrowers"), promise to pay to EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the "Company"), or its order, the principal amount of TWO MILLION FIVE HUNDRED EIGHT THOUSAND DOLLARS ($2,508,000), together with interest thereon, if any, as set forth herein, loaned to Borrowers pursuant to the terms this Promissory Note Secured by Deed of Trust (the "Note"). This Note may be prepaid at any time without premium, penalty or notice to the Company.

        Capitalized terms used herein shall have the meanings assigned thereto in Section 6.

        1.    Interest.    This Note is intended to be an interest-free relocation loan within the meaning of Treasury Regulation Section 1.7872-5T(c) and, except as otherwise provided below with respect to payment that is not made when due, this Note bears a zero rate of interest. As a condition of receiving the loan proceeds of this Note, Employee agrees to execute a Certificate of Borrower certifying that Employee satisfies the conditions for an interest free loan as set forth in such Treasury Regulation.

        In the event any amount owed by Borrowers pursuant to this Note is not paid when due, such unpaid amount shall bear interest from the due date until paid at a rate equal to the lesser of (i) seven percent (7%), compounded annually or (ii) the maximum rate permitted by law. After such due date, all payments shall be credited first to accrued interest and then to principal.

        2.    Payment.    All unpaid and outstanding principal amounts, together with accrued and unpaid interest, if any, shall be due and payable to the Company at its principal corporate offices in Irvine, California, or as otherwise as directed by the Company in writing, on or before the earlier to occur of:

        (a)  5:00 p.m. PST on December 10, 2006 (the "Due Date");

        (b)  forty-five (45) days following the date of the Employee's termination of employment with the Company for any reason, whether voluntary or involuntary, and whether with cause or without cause, unless such termination follows a Change in Control (in which case amounts outstanding under this Note shall be due and payable on the Due Date) or is by reason of the death or Disability of Employee; or

        (c)  one-hundred twenty (120) days following the date of the Employee's termination of employment with the Company by reason of the death or Disability of Employee; or

        (d)  notwithstanding the occurrence of any Change in Control, the date of any sale, conveyance, assignment, alienation or any other form of transfer, whether voluntary or involuntary, of the Property, or any part or interest therein, except that the following transfers of the Property shall not be deemed to be within the scope of this clause (d):

          (i)    a transfer upon the death of Employee to Employee's surviving spouse (provided the surviving spouse is a Borrower hereunder), or a transfer upon the death of Employee's surviving spouse to Employee; or

          (ii)  a transfer by one or both Borrowers into an inter-vivos trust under which one or both Borrowers are the sole beneficiaries.

        3.    Events of Default.    In the event that any of the following occurs, then unless otherwise prohibited by law, the Company shall have the option, without demand or notice, to declare the entire outstanding principal balance of this Note, together with any accrued and unpaid interest thereon to be immediately due and payable:

        (a)  Borrowers default in their performance of any obligation contained in this Note or the Deed of Trust, or any other deed of trust, security agreement or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Borrowers for the purpose of securing this Note, and such default is not cured within fifteen (15) days after written notice thereof;

        (b)  any representation or warranty contained in the Note, the Deed of Trust, the Certificate of Borrower, or any other agreement or instrument executed in connection with the loan evidenced by this Note proves to have been false or misleading in any material respect when made; or

        (c)  the Property becomes subject to any lien or other encumbrance that is senior to the Deed of Trust and which is not shown as an exception to title in the Lender's Policy of Title Insurance issued to the Company in connection with this Note and the Deed of Trust.

        4.    Use of Loan Proceeds.    The proceeds of the loan evidenced by this Note shall be used by Borrowers solely and exclusively to purchase the Property, and this Note shall be secured by the Deed of Trust executed by the Borrowers in favor of the Company as Beneficiary thereunder. Said Deed of Trust shall be a first-priority deed of trust, and the Borrowers shall do all things necessary or proper to maintain the first lien position of the Deed of Trust.

        5.    Miscellaneous.

        (a)  Borrowers acknowledge and agree that this Note is not transferable by Borrowers. Borrowers further agree that the Company may transfer this Note to its successors and assigns.

        (b)  Borrowers will pay to Company all sums owing under this Note without deduction, offset, or counterclaim of any kind. The relationship of Borrowers and Company under this Note is solely that of borrowers and lender, and the loan evidenced by this Note and secured by the Deed of Trust will in no manner make Company the partner or joint venturer of Borrowers.

        (c)  In no event will the amount paid or agreed to be paid to Company for the use, forbearance, or detention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable law. If, from any circumstance, fulfillment of any provision of this Note or the Deed of Trust, at the time performance of the provision is due, is prohibited by law, then the obligation to be fulfilled will be reduced to the maximum rate not so prohibited, and if from any circumstance Company should ever receive as interest under this Note an amount that would exceed the highest lawful rate, the amount that would be excessive interest will be applied to the reduction of the principal of this Note and not to the payment of interest. This provision will control every other provision of all agreements between Borrowers and Company with respect to the loan evidenced by this Note.

        (d)  If any attorney is engaged by Company to enforce or construe any provision of this Note or the Deed of Trust, or as a consequence of any default hereunder or under the Deed of Trust, with or without the filing of any legal action or proceeding, then Borrowers will immediately pay to Company on demand all attorney's fees and other costs incurred by Company, together with interest from the date of the demand at the maximum rate allowed by law.

        (e)  No previous waiver, failure or delay by Company in acting with respect to the terms of this Note or the Deed of Trust will constitute a waiver of any breach, default, or failure of any condition under this Note or the Deed of Trust. A waiver of any term of this Note or the Deed of Trust must be made in writing and will be limited to the express written terms of the waiver. If there are any inconsistencies between the terms of this Note and the terms of the Deed of Trust, the terms of this Note will prevail.

        (f)    All notices required or permitted in connection with this Note will be in writing, and if sent to Borrowers may be sent to the Property address.

        (g)  Borrowers waive presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses, or losses and interest; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests to properties securing payment of this Note. Time is of the essence with respect to every provision of this Note. This Note will be construed and enforced in accordance with California law, except to the extent that Federal laws pre-empt state law, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within California having proper venue and also consent to service of process by any means authorized by California or Federal law.

        6.    Definitions.

          (a)    Change in Control.    "Change in Control" means Change in Control as defined in the Employee's Chief Executive Officer Change-In-Control Severance Agreement effective as of December 1, 2000, as amended from time to time.

          (b)    Deed of Trust.    "Deed of Trust" means the deed of trust encumbering the Property and securing this Note.

          (c)    Disability.    "Disability" means that the Employee is disabled within the meaning of the Company's long-term disability plan as in effect at the time of such disability, or if no such long-term disability plan exists at such time, within the meaning of the Company's long-term disability plan as in effect on the date this Note is executed.

          (d)    Property.    "Property" means that certain real property which is encumbered by the Deed of Trust.

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NOTICE TO BORROWER: THIS NOTE CONTAINS PROVISIONS FOR A "BALLOON PAYMENT." WHEN THAT PAYMENT IS DUE YOU MAY BE REQUIRED TO REFINANCE OR SELL THE PROPERTY IN ORDER TO MAKE THAT PAYMENT. IF REFINANCING WOULD BE REQUIRED AS A RESULT OF THE "BALLOON PAYMENT" COMING DUE, SUCH REFINANCING MIGHT BE DIFFICULT OR IMPOSSIBLE IN THE CONVENTIONAL MORTGAGE MARKETPLACE. BY INITIALING BELOW, YOU ACKNOWLEDGE THAT THERE WILL BE A "BALLOON PAYMENT" DUE UNDER THE TERMS OF THIS NOTE, AND THAT A SALE OR REFINANCING OF THE PROPERTY MAY BE NECESSARY IN ORDER TO MAKE SUCH PAYMENT. THIS NOTE IS SUBJECT TO SECTION 29241 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES THAT THE HOLDER OF THIS NOTE SHALL GIVE WRITTEN NOTICE TO THE TRUSTOR, OR HIS SUCCESSOR IN INTEREST, OF PRESCRIBED INFORMATION AT LEAST 90 AND NOT MORE THAN 150 DAYS BEFORE ANY BALLOON PAYMENT IS DUE.

MAM	LJM

* * * * * * * * * * * * *

        IN WITNESS WHEREOF, the Borrowers have executed this Note as of the date first above written.

BORROWERS
/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem
/s/ LINDA J. MUSSALLEM Linda J. Mussallem

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  Exhibit 10.6
PROMISSORY NOTE SECURED BY DEED OF TRUST